Exhibit 10.2
AMENDED AND RESTATED MORTGAGE NOTE
     WHEREAS, the undersigned, ELECTRIC CITY CORP., a Delaware corporation, and GREAT LAKES CONTROLLED ENERGY CORPORATION, a Delaware corporation (collectively, “Borrowers” individually, a “Borrower”), have executed and delivered to the order of AMERICAN CHARTERED BANK, an Illinois state banking association (“Bank”), an Amended and Restated Mortgage Note dated December 31, 2004, in the original principal amount of $598,000.00 (the “Prior Note”); and
     WHEREAS, Borrowers have requested and Bank has agreed to amend and restate the Prior Note in its entirety to extend the Maturity Date, on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Prior Note is hereby amended and restated in its entirety as follows:
MORTGAGE NOTE

$562,000.00	December 13, 2005 Chicago, Illinois
     FOR VALUE RECEIVED, the undersigned, ELECTRIC CITY CORP., a Delaware corporation, and GREAT LAKES CONTROLLED ENERGY CORPORATION, a Delaware corporation (collectively, “Borrowers”) hereby promise to pay to the order of AMERICAN CHARTERED BANK, an Illinois state banking association (“Bank”), in immediately available funds, on February 1, 2007, or such earlier maturity date as provided for herein, the principal sum of $562,000.00 (the “Loan”), as follows:
ARTICLE I
     1.1 Repayment of Principal and Interest. Borrowers shall jointly and severally make equal consecutive monthly principal installments of $3,000.00, plus monthly payments of all accrued and unpaid interest. The monthly principal and interest payments shall be due on the first day of each month, commencing January 1, 2006 until January 1, 2007 (“Maturity Date”). A final payment of all outstanding principal and all accrued and unpaid interest shall be due and payable on February 1, 2007, unless such maturity date is accelerated in accordance with the terms hereof.
     1.2 Interest Rate . The outstanding principal balance of this Note shall bear interest a per annum rate equal to the “Prime Rate” (as hereinafter defined) plus .50% (“Mortgage Interest Rate”). Interest on the outstanding principal amount hereunder shall be computed on the basis of the actual number of days elapsed on the basis of a year of 360 days at the Mortgage Interest Rate from time to time in effect.
     As used herein, the term “Prime Rate” shall mean the rate which, at any time and from time to time, shall be the rate of interest then most recently announced by the Bank as its prime rate, which is not intended to be the Bank’s lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall be the date the rate is changed by the Bank. The Bank shall not be obligated to give notice of any change in the Prime Rate. Interest on the unpaid principal balance of the Loan shall be payable, in arrears, beginning on January 1, 2006, and continuing of the last day of each month thereafter, and on the Maturity Date.
     1.3 Prepayment. Borrowers shall be permitted to make prepayment of the indebtedness evidenced by this Note, in whole or in part, from time to time as the Borrowers may desire without penalty or premium.
ARTICLE II
     2.1 Security for Payment; Loan Documents. This Note is secured by a certain Mortgage, Assignment of Leases and Rents and Security Agreement securing the property commonly known as 1280 Landmeier Road, Elk Grove Village, Illinois (the “Mortgage”) and the other “Loan Documents” referred to therein. Reference is hereby made to the Mortgage, Security Agreements and the other Loan Documents, which are incorporated herein by this reference as fully and with the same effect as if set forth herein at length.
     2.2 Event of Default. Borrowers, without notice or demand of any kind, shall be in default hereunder if:
          (a) any amount payable on this Note or on any other liability or obligation of the Borrowers to the Bank, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether direct or indirect, or absolute or contingent, and whether several, joint or joint and several, including, without limitation any guaranty executed by the Borrowers for the benefit of the Bank (all of which liabilities and obligations, including this Note, are hereinafter called the “Obligations”) is not paid when due; or
          (b) Borrowers shall otherwise fail to perform any of the promises to be performed by the Borrowers hereunder or under any other security agreement or other agreement with the Bank, including, but not limited to the obligations set forth in Article IV herein and such failure shall continue beyond any grace period applicable thereto; or
          (c) the Borrowers or any other party liable with respect to the Obligations, or any guarantor or accommodation endorser or third party pledgor, shall make any assignment for the benefit of creditors, or there shall be commenced any bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against, or the entry of any judgment, levy, attachment, garnishment or other process, or the filing of any lien against the Borrowers or any guarantor, or any other party liable with respect to the Obligations, or accommodation endorser or third party pledgor for any of the Obligations, or against any of the Collateral (as defined below) or any of the collateral under a separate security agreement signed by any one of them; or
          (d) there be any deterioration or impairment of any of the Collateral hereunder or any of the collateral under any security agreement executed by the Borrowers or any other party liable with respect to the Obligations, or any guarantor or accommodation endorser or third party pledgor for any of the Obligations, or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes said Collateral or collateral in the sole opinion of the Bank acting in good faith, to become unsatisfactory as to value or character, or which causes the Bank to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence; or
          (e) if this Note is secured by an additional or separate security agreement, then, the occurrence of any default thereunder; or
          (f) there is a discontinuance by any guarantor of any guaranty of Obligations hereunder; or the determination by the Bank that a material adverse change has occurred in the financial condition of the Borrowers from the condition set forth in the most recent financial statement of the Borrowers furnished to the Bank, or from the financial condition of the Borrowers most recently disclosed to the Bank in any manner; or
          (g) any oral or written warranty, representation, certificate or statement of the Borrowers to the Bank is untrue in any material respect; or
          (h) the failure to do any act necessary to preserve and maintain the value and collectability of the Collateral; or
          (i) failure of the Borrowers after request by the Bank to furnish financial information or to permit inspection by the Bank of the Borrowers’ books and records; or
          (j) any guarantor of this Note or of any of the other Obligations shall contest the validity of such guaranty.
     2.3 Acceleration of Maturity. At any time after the occurrence of any Event of Default which is continuing, Bank has the option, without demand or notice, to declare the unpaid principal of this Note, together with all accrued interest and other sums evidenced by or secured by the Mortgage or any other of the Loan Documents, at once due and payable to the extent permitted by law; to foreclose the Mortgage and the liens or security interests securing the payment of this Note; and to exercise any and all other rights and remedies available at law or in equity or under the Mortgage or any of the other Loan Documents.
     2.4 Remedies. No delay on the part of the Bank in exercising any right under this Note, the Loan Documents or other undertaking securing or affecting this Note, shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of the Bank under this Note operate as a waiver of any other right.
     2.5 Default Interest Rate. While any Event of Default exists, interest on the unpaid principal balance of the Loan from time to time will accrue at an annual rate (“Default Rate”) equal to the Mortgage Interest Rate plus 3.0%, and Borrowers shall pay such interest upon demand, or if no such demand is made, then at the times installments of interest and/or principal are due as provided herein.

     2.6 Costs. Borrowers shall pay all costs and expenses of Bank, including reasonable attorneys’ fees and costs incurred by the Bank in enforcing this Note.
ARTICLE III
     3.1 Notices. Any notice, demand, request or other communication which any party may be required or may desire to give will be deemed to have been given if made in accordance with the terms of the Mortgage.
     3.2 Governing Law. The validity, enforcement and interpretation of this Note shall for all purposes be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law principles, and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. Borrowers hereby irrevocably submit generally and unconditionally for Borrowers and in respect of Borrowers’ property to the jurisdiction of any local court, or any United States federal court, sitting in Cook County, State of Illinois, over any suit, action or proceeding arising out of or relating to this Note or the Loan. Borrowers hereby irrevocably waive, to the fullest extent permitted by law, any objection that Borrowers may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Nothing herein shall affect the right of Bank to serve process in any manner permitted by law or limit the right of Bank to bring proceedings against Borrowers in any other court or jurisdiction.
     3.3 Waivers. Borrowers and each Obligor waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of the Bank’s rights hereunder. No default shall be waived by the Bank except in writing. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right of remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy. This Note: (i) is valid, binding and enforceable in accordance with its provisions, and no conditions exist to the legal effectiveness of this Note; (ii) contains the entire agreement between the Borrower and the Bank; (iii) taken with the Mortgage and the other Loan Documents, is the final expression of their intentions; and (iv) supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof. Other than as set forth in the Mortgage and the other Loan Documents, no prior or contemporaneous representations, warranties, understanding, offers or agreements of any kind or nature, whether oral or written, have been made by the Bank or relied upon by the Borrowers in connection with the execution hereof. No modification, discharge, termination or waiver of any of the provisions hereof shall be binding upon the Bank, except as expressly set forth in a writing duly signed and delivered on behalf of the Bank.
     3.4 Construction. The validity and construction of this Note and all matters pertaining thereto are to be determined and construed according to the laws of the State of Illinois, without regard to its conflicts of law principles. The captions and headings of this Note are for convenience only and shall be disregarded in construing it.

     3.5 Business Loan. Borrowers hereby represents that: (a) the proceeds of the Loan will be used for the purposes specified in 815 ILCS 205/4(1)(a) or (c) of the Illinois Compiled Statutes, as amended; (b) the Loan constitutes a “business loan” within the purview of those Sections; and (c) the proceeds of the Loan will not be used for the purchase of registered equity securities within the purview of Regulation “U” issued by the Board of Governors of the Federal Reserve System.
     3.6 Severability. In the event any provision (or any part of any provision) contained in this Note shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.
     3.7 Usury. Notwithstanding any provisions of this Note or any instrument securing payment of the indebtedness evidenced by this Note to the contrary, it is the intent of Bank that Bank shall never be entitled to receive, collect or apply, as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and in the event Bank ever receives, collects or applies as interest any such excess, such amount which would be excess interest will be deemed a permitted partial prepayment of principal without penalty or premium and treated as such; and if the principal amount secured hereby is paid in full, any remaining excess funds shall forthwith be paid to Borrowers. In determining whether or not interest of any kind payable hereunder, under any specific contingency, exceeds the highest lawful rate, Borrowers and Bank will, to the maximum extent permitted under applicable law, (1) characterize any non-principal payment as an expense, fee or premium rather than as interest and (2) amortize, prorate and allocate such payment so that the interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law. Bank shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate.
     3.8 Successors and Permitted Assigns. This Note shall inure to and bind (i) Borrowers and Borrowers’ successors and permitted assigns, and (ii) Bank and Bank’s successors and assigns. Without limitation of the foregoing, Borrowers expressly acknowledge that, after the closing of the Loan, Bank may assign and transfer all rights and interests of the Bank hereunder to an assignee to be identified by Bank, and acknowledge and agree that, upon execution and delivery of the assignment in relation thereto, such assignee shall hold all of the rights and interests of Bank hereunder.
     3.9 Time of Essence. Time shall be of the essence as to each and every provision of this Note.
     3.10 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND BANK HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH,

RELATED TO OR INCIDENTAL TO THE DEALING OF BORROWERS AND BANK WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND BANK HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT BANK OR BORROWERS MAY FILE AN EXECUTED COPY OF THIS NOTE WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF BORROWERS AND BANK TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWERS, AND BORROWERS HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY, THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWERS OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
ARTICLE IV
     4.1 Security. As security for the payment of this Note and any and all other liabilities and Obligations of the Borrowers to the Bank, the Borrowers do hereby pledge, assign, transfer and deliver to the Bank and do hereby grant to the Bank a continuing security interest in and to any property of the Borrowers of any kind or description, tangible or intangible, now or hereafter assigned, transferred or delivered to or left in or coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank, by or for the account of the Borrowers, whether expressly as collateral security or for any other purpose, including, without limitation, all property left with the Bank whether held in a general or special account or for safekeeping or otherwise, all dividends, interest, or other rights in connection with any securities included in said property left with the Bank whether held in a general or special account or for safekeeping or otherwise, all dividends, interest, or other rights in connection with any securities included in said property coming into the possession of the Bank in any way and any property covered by a security agreement signed or assigned by the Borrowers in favor of the Bank, including, but not limited to the cash, accounts, inventory, negotiable instruments, documents of title, chattel paper, certificates of deposit, securities, deposit accounts, other cash equivalents and all other property of whatever description of the Borrowers, or any one of them, whether now existing or hereafter acquired, and now or hereafter in the possession or control of or assigned to the Bank, and the products and proceeds therefrom, including the proceeds of insurance thereon; and the additional property of the Borrowers, whether now existing or hereafter arising or acquired, together with any substitutions therefore, accessions thereto, or products and proceeds therefrom, including the proceeds of insurance thereon, but excluding in all events any personal property of Borrowers and proceeds as to which a security interest has been granted by Borrowers in favor of Laurus Master Fund, Ltd. (“Laurus Collateral”).

     All of the aforesaid property and the products and proceeds therefrom, including the proceeds of insurance thereon, other than the Laurus Collateral, are herein collectively called the “Collateral.” The terms used herein to identify the Collateral shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as in effect from time to time. The cancellation or surrender of this Note, upon payment or otherwise, shall not affect the right of the Bank to retain the Collateral for any other of the Obligations.
ARTICLE V
     Each Borrower shall maintain all of its operating, cash management, depository, payment, lock box, remittance and investment accounts with Bank and shall collectively maintain balances in such accounts as are necessary to compensate Bank for any service charges on such accounts. Each Borrower shall deposit into such accounts all amounts necessary to pay any service charges payable to Bank immediately following notice from Bank of the amount by which such service charges exceed the balance in such accounts.

     IN WITNESS WHEREOF, Borrowers have caused this Note to be executed and delivered as of the date first stated above.

ELECTRIC CITY CORP., a Delaware corporation

By:	/s/ Jeffrey Mistarz

Its:	Chief Financial Officer

GREAT LAKES CONTROLLED ENERGY
CORPORATION, a Delaware corporation

By:	/s/ Jeffrey Mistarz

Its:	Treasurer

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